UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2021

SmileDirectClub, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39037	83-4505317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Union Street Nashville, Tennessee	37219
(Address of Principal Executive Offices)	(Zip Code)

  (800) 848-7566

(Registrant’s telephone number, including area code)

  Not applicable

(Former name or former address, if changed since last report.)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $.0001 per share	SDC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on February 10, 2021, SmileDirectClub, Inc. (the “Company”) issued $650,000,000 principal amount of the Company’s 0.00% Convertible Senior Notes due 2026 (the “Notes”). The Company also granted the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes were first issued, up to an additional $97,500,000 aggregate principal amount of the Notes (“Option Notes”). As previously reported on February 10, 2021, the initial purchasers of the Notes exercised their option to purchase $70,000,000 aggregate principal amount of the Option Notes (the “First Greenshoe Exercise”). The sale of the Option Notes from the First Greenshoe Exercise closed on February 12, 2021. On February 11, 2021, the initial purchasers of the Notes exercised the remaining portion of their option to purchase $27,500,000 aggregate principal amount of the Option Notes (the “Second Greenshoe Exercise” and, the Option Notes issued in connection with the Second Greenshoe Exercise, the “Second Greenshoe Option Notes”). The sale of the Second Greenshoe Option Notes closed on February 16, 2021.

On February 11, 2021, in connection with the Second Greenshoe Exercise, the Company entered into privately negotiated capped call transactions (the “Second Additional Capped Call Transactions”, and together with the previously reported capped call transactions entered into in connection with the pricing of the Notes and the First Greenshoe Exercise, the “Capped Call Transactions”) with certain of the initial purchasers of the Notes and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Class A common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Class A common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be approximately $25.80 per share of Class A common stock, which represents a premium of 100.0% over the last reported sale price of the Class A common stock of $12.90 per share on February 4, 2021, and is subject to certain customary adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with each Option Counterparty, and are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes. Noteholders will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties and their respective affiliates are financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Option Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions. Certain of the Option Counterparties or their respective affiliates are initial purchasers of the Notes.

The foregoing description of the Capped Call Transactions is not complete and is qualified in its entirety by reference to the full text of the Form of Capped Call Confirmation, which was filed in the Company’s Current Report on Form 8-K, filed on February 10, 2021, and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 above and the information set forth under “Indenture and Notes” in Item 1.01 included in the Company’s Current Report on Form 8-K, filed on February 10, 2021, are incorporated by reference into this Item 3.02. The Second Greenshoe Option Notes were issued to the initial purchasers of the Second Greenshoe Option Notes in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering. The Second Greenshoe Option Notes were resold by the initial purchasers of the Second Greenshoe Option Notes to persons whom the initial purchasers of the Second Greenshoe Option Notes reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s Class A common stock that may be issued upon conversion of the Second Greenshoe Option Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMILEDIRECTCLUB, INC.

Date: February 16, 2021	By:	/s/ Kyle Wailes
Kyle Wailes
Chief Financial Officer